                                                                     EXHIBIT 3.4

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                             CPI INTERNATIONAL, INC.

                            (A DELAWARE CORPORATION)

                                   ----------

                                   ARTICLE 1

                                     OFFICES

     1.1 Registered Office. The registered office of CPI International, Inc.
(the "CORPORATION") in the State of Delaware shall be at 1209 Orange Street,
City of Wilmington, County of New Castle, Delaware 19801, and the registered agent in charge thereof shall be The Corporation Trust Company.

     1.2 Other Offices. The Corporation may also have an office or offices at any other place or places within or outside of the State of Delaware as the
Board of Directors of the Corporation (the "BOARD") may from time to time determine or the business of the Corporation may require.

                                   ARTICLE 2

                                  STOCKHOLDERS

     2.1 Place of Meetings. Annual or special meetings of stockholders shall be held at such place, within or outside of the State of Delaware, as may be determined by the party (the "INITIATING PARTY") who or which called or requested such meeting in accordance with these Amended and Restated Bylaws
("BYLAWS"). The Initiating Party may, in its sole discretion, determine that the meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Delaware law.

     2.2 Annual Meeting. The annual meeting of stockholders for the election of directors and the transaction of such other proper business as may be brought before the meeting shall be held on such date after the close of the
Corporation's fiscal year (commencing with the close of the Corporation's fiscal year ended September 29, 2006), and at such place, if any, date, and time, as the Board may from time to time determine.

     2.3 Special Meetings. Unless otherwise provided by applicable law or by the
Corporation's Amended and Restated Certificate of Incorporation, as amended, restated, supplemented or otherwise modified from time to time (and including any certificates of

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designation filed with the Secretary of State of the State of Delaware in accordance with the terms thereof ) (the "CERTIFICATE OF INCORPORATION"), a special meeting of the Corporation's stockholders may be called only by the following persons, and may not be called by any other person or persons: (a) the
Chairman of the Board, (b) the Chief Executive Officer or (c) a majority of the members of the Board. Business transacted at any special meeting of stockholders shall be limited to the purpose stated in the notice.

     2.4 Notice of Meetings of Stockholders. Whenever under the provisions of applicable law, the Certificate of Incorporation or these Bylaws, stockholders are required or permitted to take any action at a meeting, notice shall be given stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by applicable law, the Certificate of Incorporation or these
Bylaws, notice of any meeting shall be given, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder of record entitled to vote at such meeting. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant
Secretary or of the transfer agent of the Corporation that the notice required by this Section 2.4 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called. If, however, the adjournment is for more than thirty (30)
days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     2.5 Waivers of Notice. Whenever the giving of any notice to stockholders is required by applicable law, the Certificate of Incorporation or these Bylaws, a waiver thereof, given by the person entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a stockholder at a meeting shall constitute a waiver of notice of such meeting except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any waiver of notice unless so required by applicable law, the Certificate of
Incorporation or these Bylaws.

     2.6 Quorum of Stockholders; Adjournment. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, at each meeting of stockholders, the presence in person or by proxy of the holders of a majority in voting power of all outstanding shares of stock entitled to vote at the meeting of stockholders, shall constitute a quorum for the transaction of any business at such meeting; provided, however,

                                      -2-

that where a separate vote by a class or series or classes or series is required with respect to a matter, the holders of a majority of the voting power of the outstanding shares of such class or series or classes or series of capital stock of the Corporation, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. In the absence of a quorum, the holders of a majority in voting power of the shares of stock present in person or represented by proxy at any meeting of stockholders, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place.
Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

     2.7 Voting; Proxies.

          2.7.1 Unless otherwise provided in the Certificate of Incorporation, each stockholder represented at any meeting of the stockholders shall be entitled to cast one (1) vote for each share of the capital stock held by such stockholder represented at such meeting and entitled to vote on such question or in such election. Unless otherwise required by applicable law, the Certificate of Incorporation or these Bylaws, any question brought before any meeting of the stockholders, other than the election of directors, shall be decided by the affirmative vote of the holders of a majority in voting power of the
Corporation's capital stock represented at such meeting and entitled to vote on such question, voting as a single class. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect directors as more fully provided under Section 3.3 hereof.

          2.7.2 Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or by delivering a new proxy bearing a later date.

     2.8 Action by Written Consent. Except as otherwise provided in the
Certificate of Incorporation, no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders.

     2.9 Voting Procedures and Inspectors of Election at Meetings of
Stockholders. The Board, in advance of any meeting of stockholders, may, and shall if required by applicable law, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting may, and shall if

                                      -3-

required by applicable law, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall: (i) ascertain the number of shares outstanding and the voting power of each; (ii) determine the shares represented at the meeting and the validity of proxies and ballots; (iii) count all votes and ballots; (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and
(v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board, the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies or votes, or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of
Delaware upon application by a stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

     2.10 Conduct of Meetings; Director Nominations; Meeting Business and Other
Stockholder Proposals.

          2.10.1 Conduct of Meetings. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Unless otherwise determined by the Board, at each meeting of the stockholders, one of the following shall preside over the meeting, in the following order of precedence: (i) the Chief Executive Officer, (ii) the
Chairman of the Board (if any); (iii) any member of the Board present at such meeting designated to act as chairperson of such meeting and preside thereat by the members of the Board present at such meeting; (iv) the President; (v) the
Chief Financial Officer, (vi) the Chief Operating Officer; (vii) the Treasurer;
and (viii) one of the Vice Presidents, in chronological order of their appointment to such office (with the first appointment to such office having the highest priority and so forth). Unless otherwise determined by the Board, at each meeting of the stockholders, the Secretary shall act as secretary of the meeting and keep the minutes thereof. Except to the extent inconsistent with such rules and regulations as are adopted by the Board, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c)
limitations on attendance at or participation in the meeting applicable to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. The presiding officer at any meeting of stockholders, in addition

                                      -5-

to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting, and if such presiding officer should so determine, such person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. In case none of the officers above designated to act as the person presiding over the meeting or as secretary of the meeting, respectively, shall be present, a person presiding over the meeting or a secretary of the meeting, as the case may be, shall be designated by the Board, and in case the Board has not so acted, in the case of the designation of a person to act as secretary of the meeting, designated by the person presiding over the meeting.

          2.10.2 Director Nominations. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board may be made at an annual meeting or special meeting of stockholders only (i) by or at the direction of the Board, (ii) by any nominating committee designated by the Board or (iii) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 2.10 is delivered to the Secretary, who is entitled to vote for the election of directors at the meeting and who complies with the applicable provisions of
Section 2.10.4 hereof (persons nominated in accordance with subsection (iii)
above are referred to herein as "STOCKHOLDER NOMINEES").

          2.10.3 Meeting Business. At any annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting of stockholders, business (i) must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board or (iii)
otherwise properly brought before the meeting by a stockholder who was a stockholder of record of the Corporation at the time the notice provided for in this Section 2.10 is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the applicable provisions of Section 2.10.4 hereof
(business brought before the annual meeting in accordance with subsection (iii)
above is referred to as "STOCKHOLDER BUSINESS").

          2.10.4 Stockholder Proposals: In addition to any other applicable requirements, (i) at any annual or special meeting of stockholders, all nominations of stockholder nominees must be made by timely written notice given by or on behalf of a stockholder of record of the Corporation (the "NOTICE OF
NOMINATION") and (ii) at any annual meeting of stockholders, all proposals of stockholder business must be made by timely written notice given by or on behalf of a stockholder of record of the Corporation (the "NOTICE OF BUSINESS"). To be timely, the Notice of Nomination or the Notice of Business, as the case may be, must be delivered personally to, or mailed to, and received at the executive office of the Corporation, addressed to the attention of the Secretary, (i) in the case of the nomination of a person for election to the Board or business to be conducted, at an annual meeting of stockholders, not less than ninety (90)
days nor more than one hundred and twenty (120) days prior to the first anniversary of the date of the prior year's annual meeting of stockholders or
(ii) in the case of the nomination of a person for election to the Board at a

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special meeting of stockholders, not more than one hundred and twenty (120) days prior to such special meeting and not less than the later of (a) ninety (90)
days prior to such special meeting and (b) the tenth (10th) day following the day on which the notice of such special meeting was made by mail or Public
Disclosure (as defined below); provided, however, that in the event that either
(x) the annual meeting of stockholders is advanced by more than thirty (30)
days, or delayed by more than seventy (70) days, from the first anniversary of the prior year's annual meeting of stockholders, (y) no annual meeting was held during the prior year or (z) in the case of the Corporation's first annual meeting of stockholders following the date upon which the Corporation consummates the initial public offering of shares of common stock of the
Corporation (the "IPO DATE") pursuant to an effective Registration Statement filed under the Securities Act of 1933, as amended (the "SECURITIES ACT"), notice by the stockholder to be timely must be received (i) no earlier than one hundred and twenty (120) days prior to such annual meeting and (ii) no later than the later of ninety (90) days prior to such annual meeting and ten (10)
days following the day the notice of such annual meeting was made by mail or
Public Disclosure, regardless of any postponement, deferral or adjournment of the meeting to a later date. In no event shall the Public Disclosure (as defined below) of an adjournment or postponement of an annual or special meeting commence a new time period (or extend any time period) for the giving of the
Notice of Nomination or Notice of Business, as applicable.

          Notwithstanding anything in the immediately preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased, and there is no Public Disclosure by the
Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a Notice of Nomination shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the executive office of the Corporation, addressed to the attention of the
Secretary, not later than the close of business on the tenth (10th) day following the day on which such Public Disclosure is first made by the
Corporation.

          The Notice of Nomination shall set forth (i) the name and record address of the stockholder and/or beneficial owner proposing to make nominations, as they appear on the Corporation's books, (ii) the class and number of shares of stock held of record and beneficially by such stockholder and/or such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (iv) all information regarding each stockholder nominee that would be required to be set forth in a definitive proxy statement filed with the
Securities and Exchange Commission pursuant to Section 14 of the Securities
Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the written consent of each such stockholder nominee to being named in a proxy statement as a nominee and to serve if elected and (v) all other information that would be required to be filed with the Securities and Exchange Commission if the person proposing such nominations were a participant in a solicitation subject to
Section 14 of the Exchange Act or any successor statute thereto. The Corporation may require any stockholder nominee to furnish such other information as it may reasonably require to determine the eligibility of such stockholder nominee to serve as a director of the Corporation. The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting that any proposed nomination of a stockholder nominee was not made in accordance with the

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foregoing procedures and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

          The Notice of Business shall set forth (i) the name and record address of the stockholder and/or beneficial owner proposing such stockholder business, as they appear on the Corporation's books, (ii) the class and number of shares of stock held of record and beneficially by such stockholder and/or such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such business, (iv) a brief description of the stockholder business desired to be brought before the annual meeting, the text of the proposal (including the text of any resolutions proposed for consideration) and, in the event that such business includes a proposal to amend the bylaws, the language of the proposed amendment, and the reasons for conducting such stockholder business at the annual meeting, (v) any material interest of the stockholder and/or beneficial owner in such stockholder business and (vi) all other information that would be required to be filed with the Securities and Exchange Commission if the person proposing such stockholder business were a participant in a solicitation subject to Section 14 of the
Exchange Act. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting of stockholders except in accordance with the procedures set forth in this Section 2.10.4; provided, however, that nothing in this Section 2.10.4 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure. Nevertheless, it is understood that stockholder business may be excluded if the exclusion of such stockholder business is permitted by the applicable regulations of the Securities and
Exchange Commission. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the
Corporation's notice of meeting. The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting, that business was not properly brought before the meeting in accordance with the foregoing procedures and, if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

          Notwithstanding the foregoing provisions of this Section 2.10, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders to present the stockholder nomination or the stockholder business, as applicable, such nomination shall be disregarded and such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

          For purposes of this Section 2.10, "PUBLIC DISCLOSURE" shall be deemed to be first made when disclosure of such date of the annual or special meeting of stockholders, as the case may be, is first made in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act or any successor statute thereto.

          Notwithstanding the foregoing, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with

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respect to the matters set forth in this Section 2.10. Nothing in this Section
2.10 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation pursuant to any applicable provision of the
Certificate of Incorporation.

     2.11 Order of Business. The order of business at all meetings of stockholders shall be as determined by the person presiding over the meeting.

     2.12 List of Stockholders; Stockholder Ledger. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, during ordinary business hours at the principal place of business of the Corporation, or on a reasonably accessible electronic network as provided by applicable law. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for examination as provided by applicable law. Except as provided by applicable law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the
Corporation, or to vote in person or by proxy at any meeting of stockholders.

                                    ARTICLE 3

                                    DIRECTORS

     3.1 General Powers. Except as otherwise provided by applicable law, the
Certificate of Incorporation, or these Bylaws, the business, property and affairs of the Corporation shall be managed by or under the direction of the
Board. The Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by applicable law, the Certificate of
Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.

     3.2 Number; Qualification; Term of Office. Except as otherwise provided in the Certificate of Incorporation, the Board shall consist of no fewer than three
(3) nor more than 15 members, the number thereof to be determined from time to time by resolution of the Board. Directors need not be stockholders. Each director shall hold office until a successor is duly elected and qualified or until the director's earlier death, resignation, disqualification or removal.
The Board (other than those directors elected by the holders of any series of
Preferred Stock provided for or fixed pursuant to the provisions of the
Certificate of Incorporation (the "PREFERRED STOCK DIRECTORS")) shall be divided into three classes, as nearly equal in number as possible, designated Class I
Directors, Class II Directors and Class III Directors (with the exact number of directors in each class to be fixed by resolution of the Board from time to time in accordance with the provisions of the Certificate of Incorporation and these
Bylaws). Class I Directors shall initially serve until the first annual meeting of stockholders held after the IPO Date; Class II Directors shall initially serve until

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the second annual meeting of stockholders held after the IPO Date;
and Class III Directors shall initially serve until the third annual meeting of stockholders held after the IPO Date. Commencing with the first annual meeting of stockholders held after the IPO Date, directors of each class the term of which shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders and until the election and qualification of their respective successors in office. In case of any increase or decrease, from time to time, in the number of directors (other than Preferred
Stock Directors), the number of directors in each class shall be apportioned as nearly equal as possible.

     3.3 Election. Directors shall, except as otherwise required by applicable law or by the Certificate of Incorporation, be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares present in person or represented by proxy at the meeting and entitled to vote in the election.

     3.4 Vacancies and Newly Created Directorships. Unless otherwise provided by applicable law or the Certificate of Incorporation and subject to the rights of the holders of any series of Preferred Stock then outstanding, any newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office although less than a quorum, or by a sole remaining director. Any director so chosen shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is duly elected and qualified. No decrease in the number of directors constituting the
Board shall shorten the term of any incumbent director. When any director shall give notice of resignation effective at a future date, the Board may fill such vacancy to take effect when such resignation shall become effective in accordance with the Delaware General Corporation Law (the "DGCL").

     3.5 Resignation. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the time therein specified, and, unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective.

     3.6 Removal. Except for any Preferred Stock Directors, any director, or the entire Board, may be removed from office at any time, but only for cause and only by the affirmative vote of at least 66-2/3% of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

     3.7 Compensation. Each director, in consideration of his or her service as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at directors' meetings, or both, and in such form
(cash, stock or other form of compensation) as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such director in connection with the performance of his or her duties. Each director who shall serve as a member of any committee of directors in consideration of serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-

                                      -9-

pocket expenses, if any, incurred by such director in the performance of his or her duties. Nothing contained in this Section 3.7 shall preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

     3.8 Regular Meetings. Regular meetings of the Board may be held without notice at such times and at such places within or outside of the State of
Delaware as shall from time to time be determined by the Board.

     3.9 Special Meetings. Special meetings of the Board may be held at any time or place, within or outside of the State of Delaware, whenever called by the
Chairman of the Board, the Chief Executive Officer, the President or the
Secretary or by any two or more directors then serving as directors on at least twenty four (24) hours' notice to each director given by one of the means specified in Section 3.12 hereof other than by mail, or on at least three days'
notice if given by mail. Special meetings shall be called by the Chairman of the
Board, the Chief Executive Officer, the President or the Secretary in like manner and on like notice on the written request of any two or more of the directors then serving as directors.

     3.10 Telephone Meetings. Directors or members of any committee designated by the Board may participate in a meeting of the Board or of such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.10 shall constitute presence in person at such meeting.

     3.11 Adjourned Meetings. A majority of the directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. At least twenty four (24) hours' notice of any adjourned meeting of the Board shall be given to each director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.12 hereof other than by mail, or at least three (3) days' notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

     3.12 Notice Procedure. Subject to Sections 3.9 and 3.10 hereof, whenever, under the provisions of applicable law, the Certificate of Incorporation or these Bylaws, notice is required to be given to any director, such notice shall be deemed given effectively if given in person or by telephone, by mail addressed to such director at such director's address as it appears on the records of the Corporation, with postage thereon prepaid, or by telegram, telex, telecopy or other means of electronic transmission.

     3.13 Waiver of Notice. Whenever the giving of any notice to directors is required by applicable law, the Certificate of Incorporation or these Bylaws, a waiver thereof, in writing, signed by the person or persons entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of,

                                      -10-

any regular or special meeting of the directors or a committee of directors need be specified in any written waiver of notice unless so required by applicable law, the Certificate of Incorporation or these Bylaws.

     3.14 Conduct of Meetings. At each meeting of the Board, the Chairman of the
Board, or in the absence of the Chairman of the Board, the Chief Executive
Officer or, in the absence of the Chief Executive Officer, a chairman chosen by a majority of the directors present, shall preside. The Secretary shall act as secretary at each meeting of the Board. In case the Secretary shall be absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the
Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

     3.15 Quorum of Directors. The presence in person or by any other means of participation permitted by Section 3.10 hereof of a majority of the total number of currently authorized directors of the Corporation shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board.

     3.16 Action by Majority Vote. Except as otherwise expressly required by applicable law, the Certificate of Incorporation or these Bylaws, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

     3.17 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

                                    ARTICLE 4

                             COMMITTEES OF THE BOARD

     The Board may, by resolution, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The
Board may adopt charters for one or more of such committees. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law and to the extent provided in the resolution of the Board designating such committee or the charter for such committee, shall have and may exercise all the powers and authority of the
Board in the management of the business and

                                      -11-

affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it. The Board may remove any director from any committee at any time, with or without cause. Unless otherwise specified in the resolution of the Board designating a committee or the charter for such committee, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article 3 of these Bylaws.

                                    ARTICLE 5

                                    OFFICERS

     5.1  Positions.

          5.1.1 The principal officers of the Corporation shall be a Chairman of the Board, if one is appointed by the Board (and any references to the Chairman of the Board shall not apply if a Chairman of the Board has not been appointed), a Chief Executive Officer, a President, a Treasurer, and a Secretary. The
Corporation may also have such other principal officers, including, without limitation, a Chief Operating Officer, a Chief Financial Officer, a Controller,
and one or more Vice Presidents, as may be appointed in accordance with these
Bylaws. The principal officers of the Corporation shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined in the manner set forth in these Bylaws.

          5.1.2 In addition to the principal officers enumerated in Section
5.1.1 hereof, the Corporation may have such other subordinate officers, agents and employees as may be deemed necessary or desirable by the Board or the Chief
Executive Officer, including, without limitation, one or more Assistant
Secretaries, one or more Assistant Treasurers and one or more Assistant
Controllers, each of whom shall hold office for such period, have such powers and perform such duties as shall be determined in the manner set forth in these
Bylaws.

     5.2 Appointment. The Board shall have the power to elect or appoint, define the powers and duties of, and remove, the Chairman of the Board, Chief Executive
Officer, President, Treasurer and Secretary; provided that the Board may delegate to the Chief Executive Officer the authority to elect, appoint, define the powers and duties of, and remove, any of the foregoing officers (other than the Chief Executive Officer). With respect to any other officers of the
Corporation (including the Controller and any Vice Presidents), each of the
Board and the Chief Executive Officer shall have the authority to elect, appoint and define the powers and duties of, or remove, such officers, unless the Board by resolution has expressly reserved any such powers to itself.

                                      -12-

     5.3 Powers and Duties. Except as otherwise expressly set forth in these
Bylaws, the officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and have such other duties as may be provided in these Bylaws or as may from time to time be conferred upon or assigned to them by the Board or the Chief Executive Officer, provided, that, in the absence, disability or refusal of any officer to exercise and perform his or her duties, the Board or the Chief Executive Officer may delegate to one or more other officers, for a specific period of time, the powers and duties of such officer.

     5.4 Term of Office; Resignation, Removal and Vacancies. Each officer of the
Corporation shall hold office for the term for which he or she is elected or appointed and until such officer's successor is elected or appointed and qualified or until such officer's earlier death, resignation or removal. Any officer may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any. Any officer may be removed at any time, with or without cause, by the Board or the Chief Executive
Officer to the extent provided in Section 5.2 hereof. Any vacancy occurring in any office of the Corporation may be filled by the Board or the Chief Executive
Officer to the extent provided in Section 5.2 hereof. The removal of an officer, with or without cause, shall be without prejudice to the officer's contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

     5.5 Fidelity Bonds. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

     5.6 Chairman of the Board. The Chairman of the Board, if one shall have been appointed, shall preside at all meetings of the Board and shall exercise all powers and perform all duties incident to a Chairman of the Board and shall also exercise such powers and perform such other duties as may from time to time be assigned by the Board and/or as may be provided in these Bylaws.

     5.7 Chief Executive Officer. The Chief Executive Officer shall have general supervision, direction and control over the business of the Corporation, subject, however, to the direction of the Board, and shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive
Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board or by these Bylaws to some other officer or agent of the Corporation (to the exclusion of the Chief Executive Officer) or shall be required by applicable law otherwise to be signed or executed and, in general, the Chief Executive Officer shall exercise all powers and perform all duties incident to the office of Chief
Executive Officer of a corporation and shall also exercise such other powers and perform such other duties as may from time to time be assigned by the Board and/or as may be provided in these Bylaws.

     5.8 President. The President shall have general supervision over the business of the Corporation, subject to the direction of the Chief Executive
Officer and the Board. The

                                      -13-

President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board or by these Bylaws to the Chief Executive Officer or some other officer or agent of the Corporation (to the exclusion of the President), or shall be required by applicable law otherwise to be signed or executed and, in general, the President shall perform all duties incident to the office of President of a corporation and shall also exercise such other powers and perform such other duties as may from time to time be assigned by the Board or the Chief Executive Officer and/or as may be provided in these Bylaws.

     5.9 Chief Financial Officer. The Chief Financial Officer of the Corporation
shall have general supervision over the financial operations of the Corporation, including budgetary and accounting methods, subject to the direction of the
Board and the Chief Executive Officer, and shall exercise all powers and perform all duties incident to the office of Chief Financial Officer of a corporation and shall also exercise such other powers and perform such other duties as may from time to time be assigned by the Board or the Chief Executive Officer and/or as may be provided in these Bylaws. The Chief Financial Officer shall be the
Corporation's chief accounting officer for public securities purposes. If the
Chief Financial Officer is not also the Corporation's Treasurer, the Chief
Financial Officer shall be responsible for the supervision of the Treasurer. The
Chief Financial Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board or by these Bylaws to some other officer or agent of the
Corporation (to the exclusion of the Chief Financial Officer), or shall be required by applicable law otherwise to be signed or executed.

     5.10 Chief Operating Officer. The Chief Operating Officer of the
Corporation shall, subject to direction of the Board , the Chief Executive
Officer and the President, manage the day-to-day operations of the Corporation and, in general, assist the Chief Executive Officer, and shall exercise such other powers and perform such other duties as may from time to time be assigned by the Board, the Chief Executive Officer or the President and/or as may be
provided in these Bylaws.

     5.11 Treasurer. The Treasurer shall have the care and custody of the corporate funds and other valuable effects, including securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board or the Chief Financial Officer. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, the Chief
Executive Officer, the President, or the Chief Financial Officer, taking proper vouchers for such disbursements, shall render to the Board, the Chief Executive
Officer, the President, and the Chief Financial Officer, at the regular meetings of the Board or whenever they may request it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation and shall also exercise such other powers and perform such other duties as may from time to time be assigned by the Board, the Chief Executive Officer, the
President or the Chief Financial Officer and/or as may be provided in these
Bylaws.

                                      -14-

     5.12 The Controller. The Controller, if any, shall have charge, subject to the direction of the Board, the Chief Executive Officer, the President, and the
Chief Financial Officer, of the Corporation's books of account, records and auditing, and shall also exercise such other powers and perform such other duties as may from time to time be assigned by the Board, the Chief Executive
Officer, the President or the Chief Financial Officer and/or as may be provided in these Bylaws.

     5.13 Vice Presidents. At the request of the Chief Executive Officer or, in the absence of the Chief Executive Officer, at the request of the Board, the
Vice Presidents shall (in such order as may be designated by the Board, or the
Chief Executive Officer) perform all of the duties of the President and, in so performing, shall have all the powers of, and be subject to all restrictions upon, the President. Any Vice President may sign and execute in the name of the
Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board or by these Bylaws to some other officer or agent of the
Corporation (to the exclusion of any such Vice President), or shall be required by applicable law otherwise to be signed or executed, and each Vice President shall exercise such powers and perform such duties as may from time to time be assigned by the Board, the Chief Executive Officer or the President and/or as
may be provided in these Bylaws.

     5.14 Secretary. The Secretary shall attend all meetings of the Board and of the stockholders and shall record all the proceedings of the meetings of the
Board and of the stockholders in a book to be kept for that purpose, and shall perform like duties for committees of the Board, when required. The Secretary shall give, or cause to be given, notice of all special meetings of the Board and of the stockholders and shall also exercise such other powers and perform such other duties as may from time to time be assigned by the Board, the Chief
Executive Officer or the President and/or as may be provided in these Bylaws.
The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix the same on any instrument requiring it, and when so affixed, the seal may be attested by the signature of the Secretary or by the signature of such Assistant Secretary.
The Board may, by resolution, give general authority to any other officer to affix the seal of the Corporation and to attest the same by such officer's signature. The Secretary or an Assistant Secretary may also attest all instruments signed by the Chief Executive Officer, the President or any Vice
President. The Secretary shall have charge of all the books, records and papers of the Corporation relating to its organization and management, shall see that the reports, statements and other documents required by applicable law are properly kept and filed and, in general, shall perform all duties incident to the office of Secretary of a corporation and such other duties as may from time to time be assigned to the Secretary by resolution of the Board, by the Chief
Executive Officer or by the President and/or as may be provided in these Bylaws.

     5.15 Assistant Secretaries and Assistant Treasurers. Assistant Secretaries
and Assistant Treasurers shall exercise such powers and perform such duties as may from time to time be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board, the Chief Executive Officer or the President.

                                      -15-

                                    ARTICLE 6

                                      STOCK

     6.1 Certificates of Stock. The shares of stock of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of the
Corporation's stock shall be uncertificated shares (within the meaning of the
DGCL). Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. A certificate, if any, shall be signed by, or in the name of the Corporation by,
(i) the Chairman of the Board (if any) or the President or a Vice President and
(ii) by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant
Secretary, certifying the number and class or series of shares of stock in the
Corporation owned by the holder thereof. Any or all of the signatures on the certificate may be a facsimile. The Board shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class or series, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.

     6.2 Transfer of Shares. Shares of stock of the Corporation shall be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, upon surrender to the Corporation by delivery thereof to the person in charge of the stock and transfer books and ledgers. Such certificates shall be cancelled and new certificates shall thereupon be issued. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented, both the transferor and transferee request the Corporation to do so.
The Board shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

     6.3 Lost, Stolen, Destroyed or Mutilated Certificates. A new certificate of stock may be issued in the place of any certificate previously issued by the
Corporation alleged to have been lost, stolen or destroyed, and the Board may, in its discretion, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give an affidavit of such fact to the Corporation and give the Corporation a bond, in such sum as the
Board may direct, in order to indemnify the Corporation against any claims that may be made against it in connection therewith. A new certificate of stock may be issued in the place of any certificate previously issued by the Corporation that has become mutilated without the posting by the owner of any bond upon the surrender by such owner of such mutilated certificate.

     6.4 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date: (i) in the

                                      -16-

case of any determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, shall, unless otherwise required by applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; and (ii) in the case of any determination of the stockholders for any other purpose, shall be not more than sixty (60) days prior to such action. If no record date is fixed, then (x) the record date for determining stockholders entitled to notice of or to vote at any meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, then at the close of business on the day before the day on which the meeting is held; and (y) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting;
provided, however, that the Board may fix a new record date for the adjourned meeting.

     6.5 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

     6.6 Dividends. Subject to any applicable limitations set forth in the DGCL, the Certificate of Incorporation or these Bylaws, the Board may declare and pay dividends upon the outstanding shares of the stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the stock of the Corporation.

     6.7 Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities of any other entity owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, the
Chief Executive Officer, the President, the Chief Financial Officer or the
Secretary, and any such officer may, in the name of and on behalf of the
Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and that, as the owner thereof, the Corporation might have exercised and possessed if present. The Board may, by resolution, from time to time confer like powers upon any other person or persons.

                                    ARTICLE 7

                                 INDEMNIFICATION

     7.1 Right to Indemnification and Advancement of Expenses. Each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "PROCEEDING"), by reason of the fact that he or she is or was a director or officer of the Corporation, or is or

                                      -17-

was serving (during his or her tenure as director and/or officer) at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such Proceeding is an alleged action or inaction in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the
Corporation to the fullest extent authorized by the DGCL (or other applicable law), as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such Proceeding;
provided, however, that except for Proceedings initiated by an officer or director to enforce rights to indemnification, the Corporation shall not be required to indemnify such officer or director in connection with a Proceeding
(or part thereof) initiated by such officer or director unless such Proceeding was authorized by, or consented to, by the Board. A director or officer shall have the right to be paid by the Corporation for expenses incurred in defending any Proceeding in advance of its final disposition; provided, however, that, if the DGCL (or other applicable law) requires, the payment of such expenses in advance of the final disposition of any such Proceeding shall be made only upon receipt by the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that he or she is not entitled to be indemnified under this Article 7 or otherwise.

     7.2 Right of Claimant to Bring Suit. If a claim under Section 7.1 hereof is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, together with interest thereon, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim, including reasonable attorneys' fees incurred in connection therewith. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the DGCL (or other applicable law) for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.
Neither the failure of the Corporation (or of its full Board, its directors who are not parties to the Proceeding with respect to which indemnification is claimed, its stockholders, or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL (or other applicable law), nor an actual determination by any such person or persons that such claimant has not met such applicable standard of conduct, shall be a defense to such action or create a presumption that the claimant has not met the applicable standard of conduct.

     7.3 Non-Exclusivity of Rights. The rights conferred by this Article 7 shall be in addition to and shall not be exclusive of any other right that any director, officer, representative, employee or other agent may have or hereafter acquire under the DGCL or any other statute, or any provision contained in this
Amended and Restated Certificate of Incorporation or these Bylaws, or any agreement, or pursuant to a vote of stockholders or disinterested directors, or otherwise.

                                      -18-

     7.4 Insurance and Trust Fund. In furtherance and not in limitation of the powers conferred by statute:

          7.4.1 the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the
Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of law; and

          7.4.2 the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amount as may become necessary to effect indemnification as provided therein, or elsewhere.

     7.5 Indemnification of Employees and Agents of the Corporation. The
Corporation may, to the extent authorized from time to time by the Board grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article
7 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

     7.6 Nature of Rights. The rights conferred upon indemnitees in this Article
7 shall be contract rights, and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Any amendment, alteration or repeal of this Article 7 that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

                                    ARTICLE 8

                               GENERAL PROVISIONS

     8.1 Electronic Transmission. For purposes of these Bylaws, the term
"electronic transmission" means any form of communication not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

     8.2 Execution of Documents. The Board shall designate, by either specific or general resolution, the officers, employees and agents of the Corporation who shall have the power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation, and may authorize such officers, employees and agents to delegate such power

                                      -19-

(including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation.

     8.3 Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board so designated or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the
Corporation.

     8.4 Corporate Seal. The corporate seal shall have the name of the
Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

     8.5 Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board.

     8.6 Inconsistent Provisions. In the event that any provision of these
Bylaws is or becomes inconsistent with any provision of the Certificate of
Incorporation, the DGCL or any other applicable law, the provisions of these
Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

                                    ARTICLE 9

                                    AMENDMENT

     In furtherance and not in limitation of the powers conferred by the DGCL, the Board is expressly authorized to alter, amend or repeal these Bylaws, or adopt new bylaws for the Corporation, without the assent or vote of the stockholders, in any manner not inconsistent with the DGCL or the Certificate of
Incorporation. The stockholders shall also have the power to alter, amend or repeal these Bylaws, or adopt new bylaws for the Corporation; provided, however, that in addition to any vote of the holders of any shares of any class or series of stock of the Corporation required by applicable law or by the Certificate of
Incorporation, the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal these Bylaws or adopt new bylaws for the Corporation.

                                      -20-

                                   ARTICLE 10

                                 EFFECTIVE DATE

     These Bylaws shall become effective concurrently with the effectiveness of the Corporation's Amended and Restated Certificate of Incorporation approved by the Board and the stockholders of the Corporation in connection with the
Corporation's initial public offering of shares of its Common Stock and filed with the Secretary of State of the State of Delaware.

                                      -21-